                                                                  Exhibit 10(xx)





                      AGREEMENT AND PLAN OF REORGANIZATION


                                      AMONG


                                DBT ONLINE, INC.

                              DBT ACQUISITION, INC.

                                 I.R.S.C., INC.

                       THE SHAREHOLDERS OF I.R.S.C., INC.

                                       AND

                              CERTAIN OTHER PARTIES

                             DATED AS OF MAY 6, 1999




                                TABLE OF CONTENTS

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                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1
         THE MERGER...............................................................................................1
         SECTION 1.1   THE MERGER.................................................................................1
         SECTION 1.2   THE MERGER CONSIDERATION...................................................................2
         SECTION 1.3   PLEDGED ASSETS.............................................................................2
         SECTION 1.4   STOCK OPTIONS..............................................................................3
         SECTION 1.5   CLOSING....................................................................................4
         SECTION 1.6   EFFECT.....................................................................................4

ARTICLE 2
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.......................................................5
         SECTION 2.1   CORPORATE EXISTENCE........................................................................5
         SECTION 2.2   CAPITALIZATION; SHARE OWNERSHIP............................................................5
         SECTION 2.3   SUBSIDIARIES; NO INTEREST IN OTHER ENTITIES................................................6
         SECTION 2.4   AUTHORITY..................................................................................7
         SECTION 2.5   VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC.................................................7
         SECTION 2.6   FINANCIAL STATEMENTS; BOOKS OF ACCOUNT.....................................................7
         SECTION 2.7   ACCOUNTS RECEIVABLE........................................................................8
         SECTION 2.8   EQUIPMENT..................................................................................8
         SECTION 2.9   ABSENCE OF UNDISCLOSED LIABILITIES.........................................................8
         SECTION 2.10  EXISTING CONDITION.........................................................................9
         SECTION 2.11  PERSONAL PROPERTY.........................................................................10
         SECTION 2.12  REAL PROPERTY.............................................................................10
         SECTION 2.13  TAXES AND TAX RETURNS AND REPORTS.........................................................11
         SECTION 2.14  LEGAL PROCEEDINGS; ETC....................................................................13
         SECTION 2.15  COMPLIANCE WITH LAW.......................................................................13
         SECTION 2.16  INSURANCE.................................................................................13
         SECTION 2.17  CONTRACTS AND COMMITMENTS.................................................................14
         SECTION 2.18  ADDITIONAL INFORMATION....................................................................15
         SECTION 2.19  EMPLOYEE BENEFIT PLANS....................................................................16
         SECTION 2.20   ENVIRONMENTAL MATTERS....................................................................19
         SECTION 2.21 INTELLECTUAL PROPERTY MATTERS..............................................................20
         SECTION 2.22  NO THIRD PARTY OPTIONS....................................................................21
         SECTION 2.23  NO BROKERS OR FINDERS.....................................................................21
         SECTION 2.24  SCHEDULES; DELIVERY OF DOCUMENTS; CORPORATE RECORDS.......................................21
         SECTION 2.25  ECONOMIC RISK; SOPHISTICATION.............................................................22
         SECTION 2.26  POOLING MATTERS...........................................................................23




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
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
         SECTION 2.27  COMPLIANCE WITH THE FAIR CREDIT REPORTING ACT AND FEDERAL TRADE
                       COMMISSION CONSENT ORDER..................................................................23
         SECTION 2.28  CERTAIN AGREEMENTS AFFECTED BY MERGER.....................................................23
         SECTION 2.29  COPIES OF DOCUMENTS.......................................................................23

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF DBT...................................................................23
         SECTION 3.1   CORPORATE EXISTENCE.......................................................................24
         SECTION 3.2   CAPITALIZATION; SHARES....................................................................24
         SECTION 3.3   AUTHORITY.................................................................................24
         SECTION 3.4   VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC................................................24
         SECTION 3.5   SEC FILINGS...............................................................................24
         SECTION 3.6   NO BROKERS OR FINDERS.....................................................................25

ARTICLE 4
         CONDITIONS TO THE MERGER................................................................................25
         SECTION 4.1   EXAMINATION OF FINANCIAL STATEMENTS.......................................................25
         SECTION 4.2   NO MATERIAL ADVERSE CHANGE................................................................25
         SECTION 4.3   CONSENTS AND APPROVALS....................................................................25
         SECTION 4.4   POOLING AFFILIATES........................................................................25
         SECTION 4.5   EMPLOYMENT AGREEMENTS.....................................................................25
         SECTION 4.6   OPINIONS OF COUNSEL.......................................................................26
         SECTION 4.7   POOLING MATTERS...........................................................................26
         SECTION 4.8   TERMINATION OF CONSULTING AGREEMENT.......................................................26
         SECTION 4.9   TERMINATION OF EMPLOYMENT AGREEMENT.......................................................26

ARTICLE 5
         INDEMNIFICATION.........................................................................................26
         SECTION 5.1   INDEMNIFICATION BY THE SHAREHOLDERS.......................................................26
         SECTION 5.2   INDEMNIFICATION BY DBT....................................................................28
         SECTION 5.3   SURVIVAL..................................................................................29
         SECTION 5.4   INDEMNIFICATION PROCEDURE.................................................................29
         SECTION 5.5   EXCEPTIONS TO LIMITATIONS.................................................................31
         SECTION 5.6   PAYMENT OF INDEMNIFICATION OBLIGATIONS, RIGHT TO SET OFF..................................31

ARTICLE 6........................................................................................................31
         SECTION 6.1  TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE...........................................31
         SECTION 6.2  TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE.............................32
         SECTION 6.3  COOPERATION ON TAX MATTERS.................................................................32
         SECTION 6.4  CERTAIN TAXES..............................................................................33

ARTICLE 7
         COVENANT NOT TO COMPETE.................................................................................33

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
         SECTION 7.1  NONCOMPETITION.............................................................................33
         SECTION 7.2  REMEDIES...................................................................................33
         SECTION 7.3  JURISDICTION...............................................................................34

ARTICLE 8
         DEMAND REGISTRATION RIGHT...............................................................................34
         SECTION 8.1  REQUEST FOR REGISTRATION...................................................................34
         SECTION 8.2  REGISTRATION OBLIGATION....................................................................35
         SECTION 8.3  FURNISH INFORMATION........................................................................36
         SECTION 8.4  EXPENSES OF REGISTRATION...................................................................36
         SECTION 8.5  FURTHER ASSURANCES.........................................................................36

ARTICLE 9 MISCELLANEOUS..........................................................................................37
         SECTION 9.1  NOTICES....................................................................................37
         SECTION 9.2  COOPERATION................................................................................38
         SECTION 9.3  EXPENSES...................................................................................38
         SECTION 9.4  GOVERNING LAW:  CONSENT TO JURISDICTION AND VENUE..........................................38
         SECTION 9.5  COUNTERPARTS; EFFECTIVENESS................................................................39
         SECTION 9.6  SEVERABILITY...............................................................................39
         SECTION 9.7  ENTIRE AGREEMENT...........................................................................39
         SECTION 9.8  MISCELLANEOUS..............................................................................39

                                    EXHIBITS

         Exhibit A    Agreement of Merger
         Exhibit B    Form of Pledge of Stock and Security Agreement
         Exhibit C    Form of Affiliates' Agreement
         Exhibit D    Form of Employment Agreement with Jack H. Reed
         Exhibit E    Form of Employment Agreement with Robin L.Teincuff
         Exhibit F    Form of Termination Agreement of Consultant Agreement re: Marjak
                      Consulting, Inc.
         Exhibit G    Form of Termination Agreement of Employment Agreement re: Robin
                      L. Teincuff
         Exhibit H    Form of Termination Agreement of Employment Agreement re: Jack H.
                      Reed
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                                       iii


                      AGREEMENT AND PLAN OF REORGANIZATION


                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 6, 1999 (the "Agreement"), among DBT Online, Inc., a Pennsylvania corporation ("DBT"), DBT Acquisition, Inc., a Florida corporation and a wholly-owned subsidiary of DBT organized for the sole purpose of consummating the transactions contemplated by this Agreement ("Newco"), I.R.S.C., Inc., a California corporation (the "Company"), RFT Capital Ventures Limited Partnership and Sharon L. Guenther as trustee of the Sharon L. Guenther Revocable Living Trust, being all of the shareholders of the Company (each a "Shareholder", collectively referred to herein as the "Shareholders"), and each of Jack H. Reed, Mary R. Reed and Sharon
L. Guenther, in their individual capacity, for purposes of Article 5 and Article 7 of the Agreement.

                  WHEREAS, the respective boards of directors of DBT, Newco and the Company have each approved the acquisition of the Company by DBT through a merger (the "Merger") of Newco with and into the Company in accordance with this Agreement and the Agreement of Merger attached hereto as Exhibit A (the "Merger Agreement");

                  WHEREAS, it is intended that the Merger will be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger will be a "pooling-of-interests" for financial accounting purposes, in accordance with APB Opinion No. 16 and the related interpretations of the American Institute of Certified Public Accountants, consensuses of the Financial Accounting Standards Board's Emerging Issues Task Force and the Rules and Regulations of the Securities and Exchange Commission, (the "Pooling Rules").

                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         SECTION 1.1 THE MERGER. On the Closing Date (hereinafter defined), Newco shall be merged with and into the Company pursuant to the Merger Agreement and the separate corporate existence of Newco shall cease. Upon consummation of the Merger, the Company will be a wholly-owned subsidiary of DBT. The Company, as it exists from and after the Effective Time (hereinafter defined), is sometimes referred to as the "Surviving Corporation".

         SECTION 1.2 THE MERGER CONSIDERATION.

                  (a) For purposes of this Agreement, the "Merger Consideration" shall have a fair market value (determined in accordance with the following sentence) of $12,000,000. The Merger Consideration shall be paid in shares of DBT common stock, par value $.10 per share (the "DBT Common Stock") based on the average closing price per share of DBT Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE composite tape during the twenty
(20) consecutive NYSE trading days immediately preceding the two NYSE trading days prior to the Closing Date (as defined herein). In the Merger, each issued and outstanding share of Company common stock, no par value ("Company Common Stock"), shall be converted into the right to receive 1.4331766 shares of DBT Common Stock (the "Exchange Ratio").

         SECTION 1.3 PLEDGED ASSETS.

                  (a) At the Closing, as collateral security for the payment of any indemnification obligations of the Shareholders pursuant to Article 5, the Shareholders shall enter into a pledge of stock and security agreement in the form attached hereto as Exhibit B (the "Pledge of Stock and Security Agreement"), to transfer, pledge and assign to DBT, for the benefit of DBT, a security interest in the following assets (the "Pledged Assets"):

                            (i) for purposes of Article 5 (other than Section
5.1(a)(vii)) such number of shares of DBT Common Stock received in the Merger by the Shareholders which shall equal the product of (x) $800,000, and (y) the ownership percentage set forth beside each Shareholder's name on Schedule 2.2(b) hereto (the "Shares") and, for purposes of Section 5.1(a)(vii) only, such additional number of shares of DBT Common Stock received in the Merger by the Shareholders which shall equal the product of (x) $1,600,000, and (y) the ownership percentage set forth beside each Shareholder's name on Schedule 2.2(b) hereto (the "Additional Shares"), all in accordance with the Pledge of Stock and Security Agreement, and the certificates and instruments, if any, representing or evidencing each such Shareholder's Pledged Assets;

                            (ii) all securities hereafter delivered to such
Shareholder with respect to or in substitution for such Shareholder's Pledged Assets, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event such Shareholder receives any such property, such Shareholder shall hold such property in trust for DBT and shall immediately deliver such property to DBT to be held hereunder as Pledged Assets; and

                            (iii) all non-cash proceeds of all of the foregoing
property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

                  (b) Each certificate, if any, evidencing a Shareholder's Pledged Assets issued in his or her name in the Merger, shall be delivered to DBT directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at DBT's request. Each Shareholder shall, at the Closing, deliver to DBT, for each such certificate, a stock power duly signed in blank by him or her. Any cash that comprises a Shareholder's Pledged Assets shall be withheld by DBT from distribution to such Shareholder.

                  (c) Unless the Pledged Assets are applied to satisfy any indemnification obligation of the Shareholders pursuant to Article 5, the Shareholders shall be entitled to retain cash proceeds from, and exercise any voting powers incident to, the Pledged Assets.

                  (d) The Pledged Assets (other than the Additional Shares) shall be available to satisfy any indemnification obligations of the Shareholders pursuant to Article 5 (other than Section 5.1(a)(vii)) until the date which is earlier of (x) one (1) year after the Closing Date or (y) thirty
(30) days after the date of filing with the Securities and Exchange Commission of DBT's annual report on Form 10-K for the fiscal year ended December 31, 1999, (the "Release Date"). The Additional Shares shall be available to satisfy any indemnification obligations of the Shareholders pursuant to Section 5.1(a)(vii) which shall survive the Closing Date and Release Date as set forth in the Pledge of Stock and Security Agreement. Promptly following the Release Date, DBT shall return or cause to be returned to the Shareholders the Pledged Assets (other than the Additional Shares), less Pledged Assets having an aggregate value equal to the amount of (i) any pending claim for indemnification made by any Indemnified Party (as defined in Article 5), and (ii) any satisfied indemnification obligations of the Shareholders pursuant to Article 5. For purposes of the preceding sentence and Article 5, the DBT Common Stock held as Pledged Assets shall be valued at $27.91 per share.

         SECTION 1.4 STOCK OPTIONS.

                  (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) and the Board of Directors of DBT (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time all the outstanding stock options available under the First Amended Non-Qualified Stock Option Plan of the Company (the "Stock Plan"), being all of the outstanding stock options, stock appreciation right, limited stock appreciation rights, performance units and stock purchase rights (the "Common Stock Rights") heretofore granted under any stock option, performance unit or similar plan, agreement or arrangement of the Company and the Subsidiaries, shall be assumed by DBT and converted automatically into options to purchase DBT Common Shares (collectively, "New Stock Rights") in an amount and, if applicable, at an exercise price determined as provided below:

                            (A) The number of DBT Common Shares to be subject to
each New Stock Right shall be equal to the product of (x) the number of Company Common Shares remaining subject (as of immediately prior to the Effective Time) to the original Company Stock

Right and (y) the Exchange Ratio, provided that any fractional DBT Common Shares resulting from such multiplication shall be rounded up to the nearest share; and

                            (B) The exercise price per DBT Common Share under
each New Stock Right shall be equal to the exercise price per Company Common Share under the original Company Stock Right divided by the Exchange Ratio.

After the Effective Time, each New Stock Right shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Right immediately prior to the Effective Time (except that with regard to such New Stock Right, any references to the Company shall be deemed, as appropriate, to include DBT).

                  (b) The Company shall take all actions so that following the Effective Time no holder of a Company Stock Right shall have any right thereunder to acquire capital stock of the Company or the Surviving Corporation. The Company will take all actions so that, as of the Effective Time, neither the Company nor the Surviving Corporation or any of their respective Subsidiaries is or will be bound by any Company Stock Rights which would entitle any person, other than Newco or its affiliates, to own any capital stock of the Company, the Surviving Corporation or any of their respective subsidiaries or to receive any payment in respect thereof, except as otherwise provided herein.

                  (c) DBT agrees that it shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of DBT Common Shares sufficient for issuance upon exercise of options as contemplated by this
Section 1.4.

                  (d) Following the Effective Time, but prior to April 1, 2000, DBT shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering the resale of a number of DBT Common Shares equal to the number of shares subject to the New Stock Rights. Any such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) for at least as long as any New Stock Right remains outstanding.

         SECTION 1.5 CLOSING. The parties shall hold a closing (the "Closing") on the date hereof (the "Closing Date"), at 10:00 A.M. (local time) at the offices of Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, 22nd Floor, Los Angeles, California, or at such other date, time or place as the parties hereto may agree.

         SECTION 1.6 EFFECT. On the Closing Date, each of the Company and Newco shall cause appropriate agreements or certificates of merger as required by applicable law to be executed and delivered to the Secretary of the State of the states of incorporation of the Company and Newco, respectively. Subject to each of the conditions set forth in Article IV having been satisfied or waived by the appropriate party, the Merger shall become effective upon such filings or at such later time as may be specified in such filings or by applicable law (the "Effective

Time"). From and after the Effective Time, the Merger shall have the effects provided for in Section 1107 of the California Corporations Code.

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF THE
                          SHAREHOLDERS AND THE COMPANY

         To induce DBT and Newco to enter into this Agreement and consummate the transactions contemplated hereby, the Shareholders and the Company, jointly and severally, hereby represent and warrant to, and agree with, DBT and Newco as follows:

         SECTION 2.1 CORPORATE EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and it has all requisite power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. The Company is qualified as a foreign corporation authorized to do business and is in good standing in each jurisdiction in which such qualification is required, except jurisdictions where the failure to obtain such qualification would not result in a material adverse effect on the operations or financial condition of the Company, all of which jurisdictions are listed on Schedule 2.1 hereto.

         SECTION 2.2 CAPITALIZATION; SHARE OWNERSHIP.

                  (a) The total authorized capital stock of the Company consists of (i) 500,000 shares of common stock, no par value (all such authorized common stock having been previously defined as Company Common Stock), of which 300,000 of such shares are issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company and were issued in compliance with all applicable charter documents of the Company and all applicable federal, state and foreign securities laws, rules and regulations. Except as set forth on Schedule 2.2(a) hereto, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from the Company any shares of, or any securities convertible into, the capital stock of the Company. There are, and have been, no preemptive rights with respect to any capital stock of the Company.

                  (b) Each Shareholder is the lawful owner of record and beneficially of the number of issued and outstanding shares of Company Common Stock set beside his name on Schedule 2.2(b) hereto, free and clear of all pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind, including without limitation any subscriptions, options, warrants, convertible securities, calls, commitments or rights (contingent or otherwise) of any character granting to any person any interest in or right to acquire from such Shareholder at any time, or upon the happening of any stated event, any shares of Company Common Stock.

         SECTION 2.3 SUBSIDIARIES; NO INTEREST IN OTHER ENTITIES.

                  (a) Advanced Resource Concepts, Inc. and National Court Runners, Inc. (each a "Subsidiary", and collectively the "Subsidiaries") are the only subsidiaries of the Company. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has all requisite power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. Each Subsidiary is qualified as a foreign corporation authorized to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to obtain such qualification would not result in a material adverse effect on the operations or financial conditions of either of the Subsidiaries, all of which jurisdictions are listed on Schedule 2.3(a) hereto.

                  (b) The authorized, issued and outstanding capital stock of each Subsidiary is listed on Schedule 2.3(b) hereto. All of such issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Subsidiary and were issued in compliance with all applicable charter documents of the Subsidiary and all applicable federal, state and foreign securities laws, rules and regulations, and except as set forth on Schedule 2.3(b), all such shares are owned beneficially and of record by the Company. Except as set forth in Schedule 2.3(b), there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from any Subsidiary any shares of, or any securities convertible into, the capital stock of any Subsidiary. There are, and have been, no preemptive rights with respect to the issuance of the capital stock of any Subsidiary.

                  (c) Except as set forth in Schedule 2.3(c) hereto, the Company is the lawful owner of record and beneficially of all of the issued and outstanding shares of capital stock of each Subsidiary, free and clear of all pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind, including without limitation any subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character granting to any person any interest in or right to acquire from the Company at any time, or upon the happening of any stated event, any shares of capital stock of such Subsidiary.

                  (d) The Company owns no shares of any corporation other than the Subsidiaries and has no other ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture, limited liability company or other legal entity, except for bank, checking and money market accounts and other cash equivalent investments.

         SECTION 2.4 AUTHORITY. The Company has the corporate power to execute, deliver and perform this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance hereof by the Company have been duly authorized by all necessary corporate and shareholder action. This Agreement is a legal, valid and binding obligation of the Company and each Shareholder and is enforceable against the Company and each Shareholder in accordance with its terms.

         SECTION 2.5 VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC. Except as disclosed on Schedule 2.5 hereof, the execution, delivery and performance hereof by the Company and the Shareholders will not contravene or violate (a) any law, rule or regulation to which the Company, any Subsidiary or any of the Shareholders is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company, any Subsidiary or any of the Shareholders or
(c) the charter documents of the Company or any Subsidiary; nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to any contract, commitment, agreement, lease, license, permit, authorization, document or other understanding, oral or written, to or by which the Company, any Subsidiary or any of the Shareholders is a party or otherwise bound or affected or by which any of the assets or properties of the Company, any Subsidiary or any of the Shareholders may be bound or affected or give any party with rights thereunder the right to terminate, modify, accelerate, renegotiate or otherwise change the existing rights or obligations of the Company, any Subsidiary or any of the Shareholders thereunder.

         SECTION 2.6 FINANCIAL STATEMENTS; BOOKS OF ACCOUNT. The Company has delivered to DBT prior to the date hereof (a) the audited consolidated financial statements of the Company as of and for the year ended December 31, 1997 and all notes related thereto (the "1997 Financial Statements") reported on without qualification by Corbin & Wertz, independent certified public accountants, and
(b) the audited consolidated financial statements of the Company as of and for the year ended December 31, 1998 and all notes related thereto (the "1998 Financial Statements") reported on without qualification by Corbin & Wertz, independent certified public accountants. The 1997 Financial Statements and the 1998 Financial Statements (including without limitation all notes, comments, schedules and supplemental data contained in or annexed to such statements), all of which are attached hereto as Schedule 2.6, are accurate, complete and in accordance with the books and records of the Company and its Subsidiaries and present fairly in all material respects the consolidated financial position and assets and liabilities of the Company and its Subsidiaries as of their respective dates and the results of their consolidated operations for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis. The books of account of the Company and its Subsidiaries reflect all of their items of income and expense, and all of their assets and liabilities, required to be reflected therein in accordance with generally accepted accounting principles.

         SECTION 2.7 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and its Subsidiaries (a) are valid and genuine, (b) arise out of bona fide sales and deliveries of goods, performance of services or other business transactions,
(c) will be collected in full, to the extent consistent with past business practice in collecting such accounts receivable, less an allowance for doubtful accounts equal to $36,000, within 120 days after the Closing Date, (d) are not subject to valid defenses, set-offs or counterclaims other than normal returns and allowances and (e) were generated only in the ordinary course of business.

         SECTION 2.8 EQUIPMENT. All equipment of the Company and its Subsidiaries reflected in the 1998 Financial Statements and all equipment owned by the Company or any Subsidiary, was acquired and has been maintained in accordance with the regular business practices of the Company and its Subsidiaries, consists of items of a quality and quantity useable in the ordinary course of their businesses consistent with past practice, and is valued in conformity with generally accepted accounting principles applied on a consistent basis; no significant amount of such equipment is obsolete.

         SECTION 2.9 ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) Neither the Company nor any Subsidiary is liable for or subject to any liability except for:

                            (i) those liabilities and obligations adequately and
                  specifically disclosed in the 1998 Financial Statements and not heretofore paid or discharged;

                            (ii) those liabilities and obligations arising in
                  the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on Schedule 2.9 or any other Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                            (iii) those liabilities and obligations incurred,
                  consistent with its past practice, in the ordinary course of its business and either not required to be shown in the 1998 Financial Statements or arising since December 31, 1998, which liabilities and obligations in the aggregate are of a character and magnitude consistent with its past practice.

For purposes of this Section 2.9 and Section 5.1 hereof, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                  (b) Except as provided in Section 2.19 hereof, the Company and its Subsidiaries do not provide or maintain, and are not required under applicable law to provide or maintain, for their employees any pension, retirement, profit-sharing or other plan or policy for the benefit of employees which is required to comply with, and the Company and its Subsidiaries have no liabilities with respect to themselves or any other person under, the federal Employees Retirement Income Security Act of 1974 ("ERISA"). Furthermore, the Company has no liability for any dividends or distributions to any Shareholder and since January 1, 1994 has not paid or delivered or become committed to pay or deliver any dividend, or made or become committed to make any distribution or payment, to any shareholder in respect of its capital stock or redeemed, purchased or otherwise acquired any of its capital stock.

         SECTION 2.10 EXISTING CONDITION. Except as disclosed on Schedule 2.10 hereto, since December 31, 1998, the Company and its Subsidiaries have not:

                  (a) sold, assigned or transferred any of their assets or properties except in the ordinary course of their businesses consistent with past practice;

                  (b) created, incurred, assumed or guaranteed any indebtedness for money borrowed or incurred any other liabilities exceeding $100,000 in the aggregate except for current liabilities incurred in the ordinary course of their businesses consistent with past practice;

                  (c) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting their businesses, operations, assets, properties or prospects or (ii) of any item carried on the Company's consolidated books of account at more than $25,000;

                  (d) suffered any material adverse change in their businesses, operations, assets, properties, prospects or condition (financial or otherwise);

                  (e) made any capital expenditure or capital addition or betterment except as may be involved in the ordinary repair, maintenance and replacement of their assets or any capital expenditure in excess of $25,000;

                  (f) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of their directors, officers or employees, or to any Shareholder, or made any increase in, or any addition to, other benefits to which any of their directors, officers or employees or any Shareholder may be entitled; or

                  (g) entered into any transaction other than in the ordinary course of their businesses consistent with past practice.

Except as disclosed on Schedule 2.10 hereto, since December 31, 1998, the Company and its Subsidiaries have not made or suffered any amendment to or termination of any material contract or commitment to which they are or were a party or by which they or any of their properties are or were bound.

         SECTION 2.11 PERSONAL PROPERTY.

                  (a) The Company and its Subsidiaries own outright and have good, valid title to all of their personal properties and assets, including without limitation all of the properties and assets reflected in the 1998 Financial Statements and those acquired since December 31, 1998 (except in each case for properties and assets sold or otherwise disposed of since December 31, 1998 in the ordinary course of their businesses consistent with past practice), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever (collectively, "Encumbrances"), except liens for current taxes not yet due and payable ("Permitted Encumbrances") and items disclosed on Schedule
2.11 hereto. All leases, licenses, permits and authorizations in any manner related to the personal assets, properties or businesses of the Company and its Subsidiaries and all other instruments, documents and agreements pursuant to which the Company or any Subsidiary has obtained the right to use any personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, licenses, permits, authorizations, instruments, documents or agreements any existing default or event which with the giving of notice or lapse of time, or both, would constitute a default.

                  (b) All facilities, buildings, vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of tangible personal property owned or used by the Company and its Subsidiaries are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of their businesses and conform to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof.

         SECTION 2.12 REAL PROPERTY.

         Each of the Company and the Subsidiaries do not own (directly or indirectly) any real property whatsoever. Schedule 2.12(a) hereto is a true and complete list of all agreements (together with any amendments thereof, collectively, the "Real Property Leases") pursuant to which the Company and the Subsidiaries lease, sublease or otherwise occupy (whether as landlord, tenant, subtenant or other occupancy arrangement) any real property (collectively, the

"Leased Real Property"), and true and complete copies of the Real Property Leases have previously been delivered or made available to DBT. With respect to each Real Property Lease, the Company and the Subsidiaries have, and immediately after the Closing Date will continue to have, good and valid title to the leasehold estate in the Leased Real Property, free and clear of any Encumbrances (except Permitted Encumbrances). Each of The Company and the Subsidiaries has obtained all easements and rights of way required from all governmental jurisdictions or from private parties for the normal use and operation of the business of the Company and the Subsidiaries on the Leased Real Property which are material to the operation of the business of the Company and the Subsidiaries. Each of the Company and the Subsidiaries has not received any written notice of any pending or threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any material part of the Leased Real Property. Each Leased Real Property and all buildings, structures, fixtures and improvements on each Leased Real Property, and all use of any thereof by the Company and the Subsidiaries, conform with all applicable building, zoning, subdivision, land use, fire and other laws pertaining to or affecting real property. There are no written, or to the knowledge of the Company, after due inquiry, oral undertakings between the parties to the Real Property Lease which in any manner vary the obligations or rights of either parties from those set forth in the Real Property Lease, and no rent or additional rent under the Real Property Lease has been paid for more than 30 days in advance of its due date.

         SECTION 2.13 TAXES AND TAX RETURNS AND REPORTS.

                  (a) With respect to the Company and each Subsidiary (each referred to in this Section 2.13(a) as a "Company"), (i) all reports, returns, statements (including without limitation estimated reports, returns or statements), and other similar filings required to be filed on or before the Closing Date by any Company (the "Tax Returns") with respect to any Taxes (as defined in this Section 2.13) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns were required to be filed copies of which have been delivered to DBT and which are attached hereto as Schedule 2.13(a)(i), and all such Tax Returns were true, correct and complete in all respects for the periods, properties or events covered thereby, (ii) all Taxes payable with respect to the Tax Returns, and all Taxes accruable with respect to events occurring prior to April 30, 1999, whether disputed or not, and whether or not shown on any Tax Return, will have been paid in full prior to the Closing Date, or an adequate accrual in accordance with generally accepted accounting principles is provided with respect thereto on the 1998 Financial Statements, and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of any Company in filing their Tax Returns (iii) no deficiency in respect of any Taxes which has been assessed against any Company remains unpaid and no Company or any of the Shareholders, directors, officers or any employee responsible for Tax matters has any knowledge of any unassessed Tax deficiencies or, except as disclosed on Schedule 2.13, of any audits or investigations pending or threatened against any Company with respect to any Taxes, (iv) there is in effect no extension for the filing of any Tax Return and no Company has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax, (v) no claim has ever been made by any Tax authority in a jurisdiction in which any Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (vi) there are no liens for Taxes upon any asset of any Company except for liens for current Taxes not yet due, (vii) no issues have been raised in any examination by any Tax authority with respect to any Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, (viii) no Company is a party to any Tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any Taxes, or under Income Tax Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or otherwise, (ix) no Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes,
(x) there are no accounting method changes or proposed accounting method changes of any Company that could give rise to an adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), for periods after the Closing Date, (xi) there are no requests for rulings in respect of any Tax pending between any Company and any Taxing authority, (xii) since the date of its ownership by the Shareholders (or the Company), no Company has been a member of any affiliated group filing a federal consolidated income Tax Return other than the affiliated group of which I.R.S.C., Inc. is the common parent, (xiii) each Company has withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and, if required prior to the Closing Date, has timely made all deposits required by law to be made with respect to such withholdings and other employment taxes, (xiv) no Company has filed a consent under Section 341(f) concerning collapsible corporations, (xv) no Company has made any payments, is obligated to make any payments, or is a party to any agreement that would obligate it to make any payments that will not be deductible under Section 280G of the Code, and (xvi) no Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (xvii) each Company has disclosed on its federal income Tax Returns all positions taken therein that would give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (b) Schedule 2.13(b) sets forth the following information with respect to each of the Company and the Subsidiaries as of December 31, 1998: (i) the basis of the Company and the Subsidiaries in its assets (including the basis of the Company in its stock of each of the Subsidiaries); (ii) the basis of the Shareholders in their stock of the Company; (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax credit, or excess charitable contribution allocable to the each of the Company and the Subsidiaries; and (iv) the amount of any deferred gain or loss allocable to each of the Company and the Subsidiaries arising out of any intercompany transaction not yet taken into account under Section 1.1502-13 of the Income Tax Regulations (or any similar provision of state, local, or foreign law).

                  For purposes of this Agreement, "Taxes" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (I.E. whether federal, state, local, municipal or foreign), including without limitation all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, AD VALOREM, occupation or any other similar governmental charge or imposition.

         SECTION 2.14 LEGAL PROCEEDINGS; ETC. Except as disclosed on Schedule
2.14 hereto, there are no disputes, claims, actions, suits or proceedings (including without limitation local zoning or building ordinance proceedings), arbitrations or investigations, either administrative or judicial, pending, or to the knowledge of the Company or any Shareholder threatened or contemplated, by or against or affecting the Company or any Subsidiary or their assets or business, before or by any court or governmental or regulatory official, body or authority, or before an arbitrator of any kind. Except as disclosed on Schedule
2.14 hereto, neither the Company nor any Shareholder has any knowledge of any condition or state of facts or the occurrence of any event that might reasonably form the basis of any claim, liability or litigation against the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or otherwise bound or affected by the provisions of any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority.

         SECTION 2.15 COMPLIANCE WITH LAW. The Company and its Subsidiaries have complied with each, and are not in violation of any laws, rules and regulations to which they or their businesses are, or their operations, assets or properties are, subject and have not failed to obtain or adhere to the requirements of any governmental license, permit, franchise, approval or other authorization necessary to the ownership or lease of their assets and properties or to the conduct of their respective businesses. Except as disclosed on Schedule 2.15 hereof, no jurisdiction has demanded or requested that the Company or any of the Subsidiaries become licensed as a foreign corporation.

         SECTION 2.16 INSURANCE. Schedule 2.16 contains a true and complete description of the insurance coverage in effect now or at any time during the past three years with respect to the Company and each Subsidiary and their businesses and properties, together with a description of all insurance claims in any one case in excess of $25,000 made by the Company or any Subsidiary during the past three years. The Company and each Subsidiary have at all times during the past three years maintained insurance coverage substantially similar to the insurance coverage currently in effect. There is no default under any such current coverage, nor has there been any failure to give any notice or present any claim under any such coverage in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding unpaid premiums, and there are no provisions in any insurance coverage of the Company or any Subsidiary for retroactive or retrospective premium adjustments. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such coverage has been received by the Company or any Subsidiary. All products liability and general liability insurance policies maintained by the Company or any Subsidiary are and historically have been occurrence policies and not claims made policies. There are no outstanding performance bonds or other surety arrangements covering or issued for the benefit of the Company or any Subsidiary or their businesses or as to which the Company or any Subsidiary has or may incur any liability.

         SECTION 2.17 CONTRACTS AND COMMITMENTS. Except as listed and described on Schedule 2.17 hereto or, in the case of benefit plans and arrangements,
Schedule 2.19 hereto, neither the Company nor any Subsidiary is a party to or otherwise bound or affected by any written or oral:

                  (a) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including without limitation any consultant;

                  (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

                  (c) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $25,000 or more;

                  (d) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $25,000 or more;

                  (e) agreement, contract or commitment not otherwise listed on
Schedule 2.17 hereto and continuing over a period of more than six months from the date hereof or exceeding $25,000 in value;

                  (f) representative or sales agency agreement, contract or commitment;

                  (g) lease under which it is either lessor or lessee;

                  (h) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money (including without limitation loans to or from employees, officers, directors, any Shareholder or any member of any of their immediate families), agreement, contract, commitment or arrangement for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of any other person;

                  (i) agreement, contract or commitment for any charitable or political contribution;

                  (j) agreement, contract or commitment for any capital expenditure in excess of $25,000;

                  (k) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person, nor is any officer or employee of the Company or any Subsidiary subject to any such agreement;

                  (l) license, franchise, distributorship or other similar agreement, contract or commitment, including without limitation those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary; or

                  (m) material agreement, contract or commitment not made in the ordinary course of business consistent with past practice.

                  Except as may be disclosed on Schedule 2.17 hereto, each of the agreements, contracts, commitments, arrangements, leases and other instruments, documents and undertakings listed on Schedule 2.17 hereto is valid and enforceable in accordance with its terms, and the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed on Schedule 2.17 hereto, no such agreement, contract, commitment, arrangement, lease or other instrument, document or undertaking, in the reasonable opinion of the Company or any Shareholder, contains any contractual requirement with which there is a reasonable likelihood the Company, any Subsidiary or any other party thereto will be unable to comply.

         SECTION 2.18 ADDITIONAL INFORMATION. Schedule 2.18 hereto contains, to the extent not included in another Schedule hereto, accurate lists and summary descriptions of the following:

                  (a) all vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of personal property owned or leased by the Company or any Subsidiary, specifying which are owned and which are leased and, with respect to leased property, specifying the identity of the lessor, the rental rate and the unexpired term of the lease, and also specifying serial numbers (where appropriate) and location;

                  (b) the names of all present directors of the Company and each Subsidiary;

                  (c) the names and current annual salary or hourly rates of all present officers and employees of the Company and each Subsidiary together with a statement of the full amount of any bonuses, profit sharing or other remuneration paid to each such person and to any director during the current or the last fiscal year or payable to each such person in the future and the basis therefor;

                  (d) the names and addresses of each bank and other financial institution or fund in which the Company or any Subsidiary maintains an account (whether checking, savings, money market or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access with respect thereto;

                  (e) a listing and description of all cash equivalent items held by the Company and each Subsidiary;

                  (f) a list of all licenses, permits and authorizations of the Company and each Subsidiary;

                  (g) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company or any Subsidiary;

                  (h) the names of all persons holding powers of attorney from the Company or any Subsidiary and a summary statement of the terms thereof; and

                  (i) a listing of all current liabilities of the Company or any Subsidiary in excess of $5,000.

         SECTION 2.19  EMPLOYEE BENEFIT PLANS.

                  (a) Except for the plans set forth in Schedule 2.19(a) hereto, the Company does not sponsor or maintain any plan, fund, program, policy, arrangement, contract or commitment, whether or not qualified for federal income tax purposes, whether or not funded, whether formal or informal, whether written or oral, and whether for the benefit of a single individual or more than one individual, which is in the nature of (i) an employee pension benefit plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) an employee welfare benefit plan (as defined in section 3(1) of ERISA), (iii) an incentive current or deferred compensation, or other benefit or compensation arrangement for employees, former employees, their dependents and/or their beneficiaries, or (iv) an arrangement that could be characterized as providing bonus compensation, compensation associated with a change of control, severance benefits, or fringe benefits. For purposes of this
Section 2.19 the term the Company shall include any enterprise which, with the Company, forms or formed at any time since September 2, 1974 a controlled group of corporations within the meaning of section 414(b) of the Code, a group of trades or businesses under common control within the meaning of section 414(c) of the Code, or any affiliated service group within the meaning of section 414(m) of the Code.

                  (b) The Company does not sponsor or maintain, and is not a contributing employer or otherwise a party to, or has any obligation or liability under or with respect to, any defined benefit plan within the meaning of section 3(35) of ERISA, whether or not such plan has been terminated, or any annuity contract related thereto.

                  (c) The term "Designated Plan" shall include all of the employee benefit plans and arrangements set forth in the Schedule 2.19(a) hereto, and any other employee benefit plan of the Company (as defined in section 3(3) of ERISA), whether terminated (within the past ten years) or currently in effect. With respect to any Designated Plans, the Company has delivered to DBT true and complete copies of (i) all documents governing such Designated Plan, and all amendments thereto, (ii) the last three annual reports relating to such Designated Plans other than any terminated Designated Plan filed by the Company or any of its subsidiaries or officials of any Designated Plan with the United States Department of Labor, the Internal Revenue Service, or any other federal or state regulatory agency, (iii) all summary plan descriptions, notices and other reporting and disclosure material furnished to participants in any such Designated Plans, (iv) all accounting and financial reports prepared with respect to any of such Designated Plans, and (v) all Internal Revenue Service ruling or determination letters on any of such Designated Plans. Each financial or other report delivered to DBT pursuant hereto is complete and accurate in all material respects, and there have been no material adverse changes in the financial status of any Designated Plan since the date of the most recent report provided with respect thereto.

                  (d) The Company has operated, and has caused its appointees and nominees to operate, each Designated Plan in a manner which is in material compliance with the terms thereof and with all applicable law, regulations and administrative agency rulings and requirements applicable thereto. Each employee, former employee and every dependent of the foregoing entitled to continuation of benefit coverage under any employee welfare benefit plan sponsored by the Company has been accorded all the rights to which such person is entitled as a matter of law or regulation.

                  (e) Full payment has been made of all amounts which the Company is required, under applicable law or under any Designated Plan or any agreement related to any Designated Plan to which the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of each Designated Plan ended prior to the date hereof. The Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Designated Plan or related agreements. Benefits under all Designated Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (f) Each Designated Plan intended to be qualified under sections 401(a), 401(k) and 501(a) of the Code is either a standardized prototype plan covered by an opinion letter issued by the Internal Revenue Service or an individually designed plan covered by a determination letter issued by the Internal Revenue Service and nothing has occurred since the date of such opinion letter or determination letter which resulted or is likely to result in the Company's inability to rely on such letter.

                  (g) Neither the Company nor any Shareholder has engaged in any conduct that could result in the imposition upon the Company of any excise tax under section 4971 through 4980B of the Code or civil liability under section 502(i) of ERISA.

                  (h) There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or threatened against any Designated Plan, or the assets thereof, against any fiduciary of such Designated Plan, or against the Company with respect to any Designated Plan, and the Company and each Shareholder have no knowledge of any investigation or administrative review that could result in the imposition on the Company of any penalty or assessment in connection with any Designated Plan.

                  (i) The Company is not presently or potentially liable with respect to any employee benefit plan (as defined in section 3(3) of ERISA), whether terminated or currently in effect, sponsored or maintained by any controlled company, whether such plan is a single employer plan, a multiple employer plan, or a multiemployer plan. Liability to which reference is made herein includes, but is not limited to, penalties, late payment fees or taxes with respect to any plan or the administration of any plan; and liability with respect to fiduciary conduct in connection with any such plan.

                  (j) The Company does not maintain or participate in, and is not obligated to contribute to, or has ever maintained or participated in, or been obligated to contribute to, any "multiemployer plan" within the meaning of section 3(37) of ERISA.

                  (k) Except as set forth in Schedule 2.19 hereto, no Designated Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under section 4980B of the Code or part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                  (l) The Company has filed or caused to be filed on a timely basis all returns, reports, statements, notices, declarations, and other documents required by any federal, state, local or foreign governmental agency, (including without limitation, the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) with respect to each Designated Plan sponsored by or maintained by the Company or with which the Company has or had any filing obligation. The Company has delivered or caused to be delivered to every participant, beneficiary and every other party entitled to such material all plan descriptions, returns, reports, schedules, notices, statements and similar materials, including without limitation, summary Plan descriptions and reports as are required under title I of ERISA and/or the Code.

                  (m) The Company has not made any commitment regarding the continuation of any Designated Plan after the Closing Date and DBT may, without penalty, amend, cancel, terminate or otherwise modify in any and all respects any such Plan on or after the Closing Date.

                  (n) Except as set forth in Schedule 2.19(n), each of the Company and the Subsidiaries has written contracts with all persons whom each of the Company and the Subsidiaries has treated as independent contractors ("Independent Contractors") who currently render services in an amount in excess of $5,000 for each of the Company and the Subsidiaries or have rendered services in the last two years prior to the Closing Date to each of the Company and the Subsidiaries. Copies of each such contract have been made available to DBT. Each of the Company and the Subsidiaries has no liability for taxes or benefits with respect to any such Independent Contractor and no Independent Contractors are eligible to participate in any of the Designated Plans nor would they be eligible to participate even if such persons were recharacterized by any governmental agency as employees within the meaning of section 3121(d) of the Code.

         SECTION 2.20 ENVIRONMENTAL MATTERS. In addition to the representations and warranties in Sections 2.14 and 2.15 hereof and not in limitation thereof, and except as disclosed in that certain Phase I Environmental Assessment Report dated as of April 30, 1999 regarding certain Leased Real Property made by Waterstone Environmental, Inc. (a) no releases of Hazardous Materials (as defined in this Section 2.20) have occurred at or from any property which is the subject of this transaction or which was otherwise owned or used at any time by the Company or any Subsidiary or any of their predecessors, (b) there are no past, pending, or threatened Environmental Claims (as defined in this Section 2.20) against the Company or any Subsidiary, (c) there are no underground storage tanks owned by the Company or any Subsidiary, or located at any facility owned or operated at any time by the Company or any Subsidiary, (d) the Company and each Subsidiary are in compliance with all Environmental Laws (as defined in this Section 2.20) and (e) there are no facts, circumstances, or conditions that could reasonably be expected to restrict, under any Environmental Law or Environmental Permit (as defined in this Section 2.20) in effect prior to or at the Closing Date, the ownership, occupancy, use or transferability of any property owned, operated, leased or otherwise used by the Company or any Subsidiary. As used in this Section 2.20:

                  (i) "Environmental Claims" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, violations or proceedings related to any applicable Environmental Law or any Environmental Permit brought, issued or asserted by: (A) a governmental authority for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or (B) a third party seeking damages for personal injury or property damage resulting from the release of or exposure to a Hazardous Material at, to or from any facility of the Company or any Subsidiary, including without limitation the Company or Subsidiary employees seeking damages for exposure to Hazardous Materials;

                  (ii) "Environmental Laws" means all federal, state and local laws, statutes, ordinances, codes, rules and regulations related to protection of the environment or the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials;

                  (iii) "Environmental Permit" means all permits, licenses, approvals, authorizations or consents required by any governmental authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law; and

                  (iv) "Hazardous Material" means any hazardous or toxic substance, material or waste which is regulated as of the Closing Date by any state or local governmental authority or the United States of America, including without limitation any material or substance that is: (A) defined as a "hazardous substance" under applicable state law,
         (B) petroleum, (C) asbestos, (D) polychlorinated bi-phenyls, (E) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251 ET SEQ. (33 U.S.C. ss. 1321), (F) defined as a "hazardous waste" pursuant to section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 ET SEQ. (42 U.S.C. ss.6903), (G) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 ET SEQ. (42 U.S.C. ss.9601), (H) defined as a "regulated substance" pursuant to section 9001 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 ET SEQ. (42 U.S.C. ss.6991) or (I) otherwise regulated under the Toxic Substances Control Act, 15 U.S.C. ss.2601, ET SEQ., the Clean Air Act, as amended, 42 U.S.C. ss.7401, ET SEQ., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, ET SEQ., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.136, ET SEQ.

         SECTION 2.21 INTELLECTUAL PROPERTY MATTERS.

                  (a) Neither the Company nor any Subsidiary has utilized or currently utilizes any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how EXCEPT for those listed on SCHEDULE 2.21 (the "INTELLECTUAL PROPERTY"), all of which are owned by such Company or the Subsidiary free and clear of any liens, claims, charges or encumbrances. The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Company and the Subsidiaries.

                  (b) There are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Companies.

                  (c) Neither the Company nor any Subsidiary infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company and the Shareholders, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company or any Subsidiary. None of the Intellectual Property is subject to any outstanding order, decree or judgment. Neither the Company nor any Subsidiary has agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) No present or former employee of the Company or any Subsidiary and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company or any Subsidiary owns, possesses or uses in its operations as now or heretofore conducted. SCHEDULE
2.21 lists all confidentiality or non-disclosure agreements to which the Company or any Subsidiary or any of its employees is a party.

                  (e) All registrable items of Intellectual Property have been duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, the appropriate offices in the various states of the United States and the appropriate offices of the jurisdictions indicated on SCHEDULE 2.21.

                  (f) All rights of the Company or any Subsidiary in the Intellectual Property shall vest in the Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval.

                  (g) All Intellectual Property in the form of computer software that is utilized by the Company or any Subsidiary in the operations of its business is capable of processing date data between the year 1999 and the year 2000 and between and within the twentieth and twenty- first centuries.

         SECTION 2.22 NO THIRD PARTY OPTIONS. Except as set forth in Schedule
2.22 hereto, there are no existing agreements, options, commitments or rights with, to or in any third person to acquire any of the assets or properties of the Company or any Subsidiary or any interest therein, except for those contracts entered into in the ordinary course of business consistent with past practice for the sale of the Company's and its Subsidiaries' products and services.

         SECTION 2.23 NO BROKERS OR FINDERS. All negotiations by the Company and the Shareholders relative to this Agreement have been carried on by the Company and the Shareholders directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission or compensation in respect hereof or the consummation of the transactions contemplated hereby.

         SECTION 2.24 SCHEDULES; DELIVERY OF DOCUMENTS; CORPORATE RECORDS. The Company has delivered to DBT the originals or true and complete copies of all documents, including without limitation all amendments, supplements or modifications thereof or waivers currently in effect thereunder, requested by DBT, referred to in the Schedules hereto or otherwise material to the representations and warranties in this Agreement and have also delivered to DBT copies of the Certificates of Incorporation and all amendments and restatements thereto and the By-Laws, as amended and restated, of the Company and each Subsidiary. The minute and stock record books of the Company and its Subsidiaries, which have been made available to DBT for its inspection, contain complete and correct copies of all charter documents and the records of all meetings and consents in lieu of meeting of the Boards of Directors (and any committees thereof) and shareholders of the Company and its Subsidiaries since the dates of their incorporation. Neither the Company nor any of the Subsidiaries will, as a result of the consummation of the Merger, cease to have access to those records, systems, controls, data or information that are necessary to continue the business and operations of the Company and the Subsidiaries as such business and operations exist on the date hereof.

         SECTION 2.25  ECONOMIC RISK; SOPHISTICATION.

                  (a) None of the Shareholders has relied on any purchaser representative, or on the Company or on any of the other Shareholders, in connection with the acquisition of shares of DBT Common Stock hereunder. Each Shareholder (i) has such knowledge, sophistication and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the shares of DBT Common Stock, (ii) fully understands the nature, scope and duration of the limitations on transfer described in this Agreement and (iii) can bear the economic risk of an investment in the shares of DBT Common Stock and can afford a complete loss of such investment. Each Shareholder has had an adequate opportunity to ask questions and receive answers from the officers of DBT concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of DBT, the plans for the operations of the business of DBT, the business, operations and financial condition of DBT, and any plans for additional acquisitions and the like. Each Shareholder has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his satisfaction.

                  (b) Each Shareholder (i) is acquiring the shares of DBT Common Stock under this Agreement for his own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such shares, (ii) will not sell or otherwise transfer such shares unless, in the opinion of counsel who is satisfactory to DBT, the transfer can be made without violating the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), unless such sale or transfer is under an effective registration statement.

                  (c) No Shareholder has any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participations in any shares of DBT Common Stock

         SECTION 2.26 POOLING MATTERS. Schedule 2.26 hereto lists all officers and directors and any other persons who are "affiliates" of the Company for pooling-of-interests accounting purposes (each, a "Pooling Affiliate"). Neither the Company nor any of the Subsidiaries or, to the knowledge of the Company after due inquiry, any of their respective directors, officers and shareholders has taken any action, nor to the knowledge of the Company after due inquiry, does any fact or circumstance exist, which would interfere with the Company's ability to account for the Merger as a pooling of interest under the Pooling Rules.

         SECTION 2.27 COMPLIANCE WITH THE FAIR CREDIT REPORTING ACT AND FEDERAL TRADE COMMISSION CONSENT ORDER. Each of the Company and Jack H. Reed is in compliance in all material respects with the Fair Credit Reporting Act ("FCRA"), the Federal Trade Commission's ("FTC") Commentary on the FCRA and FTC staff opinion letters on the FCRA, and the FTC's Consent Order in the Matter of I.R.S.C., Inc., et al., issued April 14, 1993 (the "FTC Consent Order"). No event has occurred or circumstances exist that (with or without notice or lapse of time) constitutes a violation by either of the Company and Jack H. Reed of, or a failure on the part of either of the Company and Jack H. Reed to comply with, any requirement of the FCRA or the FTC Consent Order. Neither of the Company nor Jack H. Reed has knowledge after due inquiry or, or has received any written notice of, any failure of either of the Company and Jack H. Reed to comply therewith. There is no pending, or to the Company's or Jack H. Reed's knowledge after due inquiry, threatened litigation or administrative or governmental proceedings that allege a violation of the FCRA or of the FTC Consent Order.

         SECTION 2.28 CERTAIN AGREEMENTS AFFECTED BY MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, including, without limitation, the Merger will
(a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, hours or otherwise) becoming due to any director or employee of the Company or any of the Subsidiaries, (b) materially increase any benefits otherwise payable by the Company or any of the Subsidiaries' or (c) result in the acceleration of the type of payment or vesting of any such benefits.

         SECTION 2.29 COPIES OF DOCUMENTS. All documents made available by, or on behalf of, the Company or any of the Subsidiaries for DBT's or its advisers' inspection to date, are true, complete and correct.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF DBT AND NEWCO

         To induce the Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, DBT and Newco hereby represent and warrant to the Company and the Shareholders as follows:

         SECTION 3.1 CORPORATE EXISTENCE. Each of DBT and Newco is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the State of Florida, respectively.

         SECTION 3.2 CAPITALIZATION; SHARES. The total authorized capital stock of DBT consists of (i) 100,000,000 shares of common stock, par value $.10 per share (previously defined as DBT Common Stock), of which 18,992,070 of such shares were issued and outstanding on May 5, 1999, and (ii) 5,000,000 shares of preferred stock, par value $.10 per share, none of which are issued and outstanding. All of the DBT Common Stock to be issued to the Shareholders in the Merger will be duly authorized and validly issued, fully paid and non-assessable. Except for options granted under DBT's stock option plans there are no outstanding options, warrants, convertible securities or other securities or rights issued or granted by DBT which entitled the holder thereof to purchase or acquire DBT Common Shares and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. No person has any demand or piggyback registration rights in respect of their DBT Common Shares.

         SECTION 3.3 AUTHORITY. Each of DBT and Newco has the corporate power to execute, deliver and perform this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by each of DBT and Newco and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance hereof by each of DBT and Newco have been duly authorized by all necessary corporate and shareholder action, where applicable. This Agreement is a legal, valid and binding obligation of each of DBT and Newco and is enforceable against each of DBT and Newco in accordance with its terms.

         SECTION 3.4 VALIDITY OF CONTEMPLATED TRANSACTIONS; ETC. The execution, delivery and performance hereof by each of DBT and Newco will not contravene or violate (a) any law, rule or regulation to which each of DBT and Newco is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to either of DBT or Newco or (c) the Articles of Incorporation or By-Laws of each of DBT and Newco; nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent which has not been obtained of any other party to, any contract, commitment or agreement, oral or written, to or by which each of DBT and Newco is a party or otherwise bound or affected or by which any of DBT's or Newco's assets or properties may be bound or affected. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by each of DBT and Newco.

         SECTION 3.5 SEC FILINGS. DBT has filed in a timely manner all required filings with the SEC, including without limitation all Form 10-K, 10-Q and 8-K Reports, and all such filings were complete and accurate in all material respects as of the dates of the filings, and there were no material misstatements or omissions therein as of such dates.

         SECTION 3.6 NO BROKERS OR FINDERS. All negotiations by DBT relative to this Agreement have been carried on by DBT directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission or compensation in respect hereof or the consummation of the transactions contemplated hereby.

                                    ARTICLE 4
                            CONDITIONS TO THE MERGER

         The obligations of each party under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

         SECTION 4.1 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, DBT shall have had sufficient time to review the unaudited balance sheets of the Company and its Subsidiaries as of [MARCH 31], 1999, and the unaudited statements of income, cash flows and shareholders' equity of the Company for the 3-month period then ended, which statements shall have disclosed no material adverse change in the financial condition of the Company and the Subsidiaries or the results of its operations from the 1998 Financial Statements originally furnished by the Company as set forth in SCHEDULE 2.6.

         SECTION 4.2 NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, no material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole shall have occurred, and neither the Company nor the Subsidiaries shall have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since December 31, 1998, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business as now conducted or as proposed to be conducted; and DBT shall have received on the Closing Date a certificate signed by the Shareholders and the Company and dated the Closing Date to such effect, EXCEPT for matters expressly disclosed in such certificate or a schedule thereto.

         SECTION 4.3 CONSENTS AND APPROVALS. All necessary consents and approvals of and filings with any governmental agency or body or other third party relating to the consummation of the Merger shall have been obtained or made on terms reasonably satisfactory to DBT.

         SECTION 4.4 POOLING AFFILIATES. Each Pooling Affiliate shall have executed and delivered to DBT an affiliates' agreement in the form of Exhibit C hereto.

         SECTION 4.5 EMPLOYMENT AGREEMENTS. Database Technologies, Inc. and Jack
H. Reed shall have entered into an employment agreement in the form of Exhibit D hereto. The Company and Robin L. Teincuff shall have entered into an employment agreement in the form of Exhibit E hereto.

         SECTION 4.6 OPINIONS OF COUNSEL. DBT shall have received the written opinion of Jeffers, Wilson, Shaff & Falk LLP, counsel for the Company and the Shareholders, dated the Closing Date and in form and substance reasonably satisfactory to DBT. The Shareholders shall have received the written opinion of Morgan, Lewis & Bockius LLP, counsel for DBT, dated the Closing Date and in form and substance reasonably satisfactory to the Shareholders. The Company shall have received the written opinion of Jeffers, Wilson, Shaff & Falk LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 4.7 POOLING MATTERS. DBT shall have received the advice in writing by Deloitte & Touche LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC, the Merger will be treated as a "pooling-of-interests" for accounting purposes in accordance with the Pooling Rules.

         SECTION 4.8 TERMINATION OF CONSULTING AGREEMENT. The Company and Marjack Consulting, Inc. shall have executed and delivered to DBT a termination of consulting agreement in the form of Exhibit F hereto.

         SECTION 4.9 TERMINATION OF EMPLOYMENT AGREEMENT. The Company and each of Jack H. Reed and Robin L. Teincuff shall have executed and delivered to DBT a termination of employment agreement in the form attached hereto as Exhibit G and Exhibit H, respectively.

                                    ARTICLE 5
                                 INDEMNIFICATION

         SECTION 5.1 INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders (which shall include for purposes of this Article 5, Jack H. Reed, Mary R. Reed and Sharon L. Guenther), jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless DBT, the Surviving Corporation and each Subsidiary (and each of their officers, directors and employees) from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, settlement payments, deficiencies, diminution in value, costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Claims") suffered, sustained, incurred or paid by DBT, the Surviving Corporation or any Subsidiary (or any of their officers, directors and employees) in connection with, resulting from or arising out of:

                            (i) any breach of any representation or warranty of
                  a Shareholder or the Company set forth in this Agreement or any certificate or other writing delivered by a Shareholder or the Company in connection herewith;

                            (ii) any nonfulfillment or breach of any covenant or
                  agreement on the part of a Shareholder or the Company set forth in this Agreement;

                            (iii) the matters disclosed on Schedules 2.13 (Taxes
                  and Tax Returns and Reports), 2.14 (Legal Proceedings, Etc.), and 2.15 (Compliance with Law);

                            (iv) the assertion against DBT, the Surviving
                  Corporation, the Company or any Subsidiary of any liability or obligation relating to or arising out of the business, operations or assets of the Company or any Subsidiary prior to or at the Closing (except to the extent such liabilities and obligations are reflected in the 1998 Financial Statements), or out of the actions or omissions of the Company's or any Subsidiary's directors, officers, shareholders, employees or agents prior to or at the Closing;

                            (v) any liability or obligation which relates to, or
                  which involves a claim, liability or obligation which arises out of or is based upon, any Environmental Law to the extent that such liability or obligation relates to or arises out of, in whole or in part, any activity occurring, condition existing, omission to act or other matter existing at or prior to the Closing;

                            (vi) any liability or obligation (including all
                  taxes, penalties and interest) which relates to, or which involves a claim, liability or obligation against the Company arising out of or based upon any (1) compensation made to Jack
                  H. Reed pursuant to that certain consulting agreement dated January 1, 1994, as amended and (2) lease payments made to J&R Investments, a California General Partnership, by the Company pursuant to that certain standard industrial lease dated January 1, 1999, as amended; or

                            (vii) any liability or obligation of any kind or
                  nature whatsoever (including, without limitation, any award, judgment or settlement) which relates to, or which involves a claim, action, liability or obligation (whether or not such claim, action, liability or obligation has been asserted or is known prior to the date hereof) against any of the Company, DBT or Jack H. Reed arising out of or based upon any demands or claims (including, without limitation, such demands made pursuant to that certain letter dated April 14, 1999) made by, or litigation or action brought by or on behalf of Confidential Business Resources, Inc., a Delaware corporation, its constituent entities and its successors and assigns (the "CBR Demands") against any of, or all of, the Company, DBT and Jack H. Reed, as the case may be, including any cause of action, claim or counterclaim or cross complaint therefrom or any claim arising from or relating to the factual matters underlying the CBR Demands, including, without limitation attorneys' fees, interest, expenses, fines, damages, costs, settlement, judgments, debts, or any similar liabilities arising therefrom; it being understood and agreed upon by the parties hereto for purposes of this Section 5.1
                  (a) (vii) only, that the Shareholders shall be, jointly and severally, responsible and liable for 75% of any such liability or obligation (other than legal fees and expenses in connection therewith as to which they shall be jointly and severally liable for 25%) and DBT shall be responsible for 25% of any such liability or obligation (other than legal fees and expenses in connection therewith as to which DBT shall be responsible and liable for 75%); and

                  (b) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 5.1; provided, that, except as otherwise provided in Section 5.5 hereof and except for Claims in connection with Section 2.7 hereof, (A) the Shareholders shall not have any liability under Section 5.1(a)(i) hereof unless, and solely to the extent that, the amount of the aggregate indemnification obligations under such Section 5.1(a)(i) exceeds 1% (one percent) of the Merger Consideration (the "Indemnification Threshold") and (B) the aggregate amount of the Shareholders' liability under this Section 5.1 shall not exceed the Merger Consideration.

         SECTION 5.2 INDEMNIFICATION BY DBT. DBT covenants and agrees to indemnify, defend, protect and hold harmless each Shareholder from, against and in respect of:

                  (a) all Claims suffered, sustained, incurred or paid by the Shareholder in connection with, resulting from or arising out of (i) any breach of any representation or warranty of DBT or Newco set forth in this Agreement or any certificate or other writing delivered by DBT in connection herewith or (ii) any nonfulfillment of any covenant or agreement on the part of DBT set forth in this Agreement; and

                  (b) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 5.2;

provided, that, except as otherwise provided in Section 5.5 hereof, (A) DBT shall not have any liability under clause 5.2(a)(i) hereof unless, and solely to the extent that, the amount of the aggregate indemnification obligations under such clause 5.2(a)(i) exceeds the Indemnification Threshold and (B) the aggregate amount of DBT's liability under this Section 5.2 shall not exceed the Merger Consideration.

         SECTION 5.3 SURVIVAL. Except (a) for claims arising under Section 2.13,
Section 2.20 and Sections 5.1(a) (iii),(v) and (vi) hereof, which shall survive the Closing Date and continue in full force and effect until all applicable statutory periods of limitation have expired in the case of claims arising under
Section 2.13, Section 2.20 and Sections 5.1(a)(iii),(v) and (vi) and (b) for claims arising under Section 5.1(a)(vii) which shall survive the Closing Date and the Release Date and continue in full force and effect until such claims have been finally resolved or settled pursuant to (i) a final, non-appealable verdict of a court (or similar entity), (ii) the expiry of all applicable statutory periods of limitation, or (iii) a final binding written agreement settling all outstanding claims arising under Section 5.1(a)(vii), and (c) as otherwise provided in Section 5.5 hereof; the representations and warranties given or made by the Shareholders and the Company or DBT and Newco in this Agreement or in any certificate or other writing furnished in connection herewith, and all rights to assert an indemnification claim under Sections 5.1(a)(i),(ii), and (iv) or clause 5.2(a)(i) hereof, shall survive the Closing Date until the Release Date and shall thereafter terminate and be of no further force or effect except that any representation or warranty as to which, and all rights under Sections 5.1(a) (i),(ii) and (iv) and clause 5.2(a)(i) hereof pursuant to which a claim (including without limitation a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing.

         SECTION 5.4 INDEMNIFICATION PROCEDURE. All claims for indemnification under Sections 5.1 and 5.2 hereof shall be asserted and resolved as follows:

                  (a) In the event that any claim or demand for which a party (the "Indemnifying Party") would be liable to another party (the "Indemnified Party") hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand (the "Claim Notice"), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnifying Party shall have 20 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend (with counsel reasonably satisfactory to the Indemnified Party) by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; PROVIDED that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such claim in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this Article 5, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                  (b) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such claim or demand seeks material prospective relief which could have a materially adverse effect on the businesses, operations, assets, properties, prospects or condition (financial or otherwise) of any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim or demand and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

                  (c) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

                  (d) Nothing herein shall be deemed to prevent the Indemnified Party from making (and an Indemnified Party may make) a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party. The procedures set forth in this Article 5 shall not apply to claims or demands which in the reasonable opinion of the Indemnified Party may be covered by the Indemnification Threshold.

         SECTION 5.5 EXCEPTIONS TO LIMITATIONS. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies that any party has, or might have, at law, in equity or otherwise, against any other party hereto, based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any agreement or covenant.

         SECTION 5.6 PAYMENT OF INDEMNIFICATION OBLIGATIONS, RIGHT TO SET OFF. In the event that any Indemnifying Party is required to make any payment under this Article 5, such party shall promptly pay the Indemnified Party the amount of such indemnity obligation which shall first be satisfied in DBT Common Stock held as Pledged Assets (before any cash payment) to the extent required under the Pooling Rules. If there should be a dispute as to such amount, such Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 5 and the portion, if any, theretofore paid shall bear interest for the period from the date the amount was demanded by the Indemnified Party until payment in full, payable on demand, at the fluctuating "prime rate" per annum which is publicly announced from time to time by the Bank of America or its successor. DBT shall have the right, but not the obligation, to set off, in whole or in part, against the Pledged Assets, amounts finally determined under this Article 5 to be owed DBT by the Shareholders.

                                    ARTICLE 6
                               CERTAIN TAX MATTERS

                  The following provisions shall govern the allocation of responsibility as between DBT and the Shareholders for certain Tax matters following the Closing Date.

         SECTION 6.1 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. DBT shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Each such Tax Return shall be prepared within sixty (60) days after the Closing Date. DBT shall permit the Shareholders to review and comment on each such Tax Return (including work papers used to prepare such Tax Returns) described in the preceding sentence prior to filing.

         SECTION 6.2 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. DBT shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and the Subsidiaries for Tax periods, which begin before the Closing Date and end after the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the period which ends on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, (b) in the case of any Tax based upon or related to income on receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company and the Subsidiaries.

         SECTION 6.3  COOPERATION ON TAX MATTERS

                   (a) DBT and the Shareholders shall cooperate fully, as and to the extent reasonably requested by any other party to this Agreement (a "Party"), in connection with the filing of Tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Shareholders agree (i) to retain all books and records with respect to Tax matters pertinent to each of the Company and the Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any person, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Shareholders shall allow the other Party to take possession of such books and records.

                  (b) DBT and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). The requesting party shall pay the reasonable costs incurred by the other party in responding to such request.

                  (c) DBT and the Shareholders further agree, upon request, to provide the other party with all information in the possession of the requested party that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         SECTION 6.4 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (except for any intangible personal property tax that may be imposed on DBT or Newco pursuant to Florida Taxation and Finance Code Section 199.032), shall be paid by the Shareholders when due, and the Shareholders will at their own expense, file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, DBT will, and will cause its affiliates to, join in the execution of any such Tax returns and other documentation.

                                    ARTICLE 7
                             COVENANT NOT TO COMPETE

         SECTION 7.1 NONCOMPETITION. Until five years after the termination of all of their affiliation with DBT either as an employee, consultant, director or shareholder thereof (including without limitation the Company and its Subsidiaries), each of the Shareholders (which shall include for purposes of this Article 7, Jack H. Reed, Mary R. Reed and Sharon L. Guenther) agrees that he or she will not, anywhere in the United States of America, unless acting for DBT or its affiliates (including without limitation the Company and its Subsidiaries) or in accordance with DBT's prior written consent, (a) (directly or indirectly) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, any business or enterprise engaged anywhere in the United States of America in any of the businesses engaged in by DBT or its affiliates (including without limitation the Company or any Subsidiary) either during his affiliation or at the time of its termination, (b) call on or solicit any person who or which during such affiliation is, or at the time of such termination was, or within two years prior thereto had been, a customer of DBT or its affiliates (including without limitation the Company or any Subsidiary) with respect to any business of DBT or its affiliates (including without limitation the Company or any Subsidiary) covered by clause (a) above or
(c) solicit the employment of, or hire, any person who during such affiliation, or who at the time of such termination or within two years thereafter, is employed by DBT or its affiliates (including without limitation the Company or any Subsidiary) on a full or part-time basis.

         SECTION 7.2 REMEDIES. Each of the Shareholders (as defined in this
Article 7) acknowledges that (a) the provisions of this Article 7 are reasonable and necessary to protect the legitimate interests of DBT and its affiliates (including without limitation the Company and its Subsidiaries), (b) any violation of this Article 7 will result in irreparable injury to DBT and its affiliates (including without limitation the Company and its Subsidiaries) and that damages at law would not be reasonable or adequate compensation to DBT and its affiliates (including without limitation the Company and its Subsidiaries) for a violation of this Article 7 and (c) DBT and its affiliates (including without limitation the Company and its Subsidiaries) shall be entitled to have the provisions of this Section 7 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting a bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 7, including without limitation estimated future earnings. In the event that the provisions of this Section 7 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

         SECTION 7.3 JURISDICTION. DBT and each Shareholder (as defined in this
Article 7) intend to and do hereby confer jurisdiction to enforce the covenants set forth in this Article 7 upon the courts of Florida. In addition to Section
9.6 hereof and not in limitation thereof, if the courts of any one or more jurisdictions hold such covenants unenforceable in whole or in part, it is the intention of DBT and each Shareholder (as defined in this Article 7) that such determination not bar or in any way adversely affect the right of DBT and its affiliates (including without limitation the Company and its Subsidiaries) to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of this Article 7, such covenants being, for this purpose, severable into diverse and independent covenants.

                                    ARTICLE 8
                            DEMAND REGISTRATION RIGHT

         SECTION 8.1 REQUEST FOR REGISTRATION.

                  (a) After the Closing Date DBT shall use reasonable commercial efforts to prepare and file a registration statement under the 1933 Act on or before August 31, 1999, covering the resale of 30% of the DBT Common Stock to be received by the Shareholders in the Merger for resale by the Shareholders; provided, however, that DBT shall not be required to file and shall not file any such registration statement until such time as such filing will not jeopardize the treatment of the Merger as a pooling of interests under the Pooling Rules.

                  (b) If DBT shall receive on or at any time after the second anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date a written request from the Shareholders (the "Requesting Shareholders") owning at least 70% of the DBT Common Stock received by the Shareholders in the Merger that DBT file a registration statement under the 1933 Act covering the registration of at least 80% of such DBT Common Stock then held for resale by the Requesting Shareholders, then DBT shall effect in accordance with this Article 8 the registration under the 1933 Act of all shares of DBT Common Stock which the Shareholders request be registered. DBT shall only be obligated to effect one registration pursuant to this Section 8.1(b), PROVIDED, HOWEVER, that DBT shall not be obligated to effect such registration in the event the Shareholders have sold the DBT Common Stock received by the Shareholders in the Merger in accordance with the requirements of Rule 144 under the 1933 Act.

                  (c) Notwithstanding the foregoing, if DBT shall furnish to the Shareholders a certificate signed by the President of DBT stating that in the good faith judgment of the board of directors of DBT it would be detrimental to DBT's best interests for such registration statement to be filed or declared effective and DBT therefore desires to defer the filing or effectiveness of such registration statement, DBT shall have the right to defer such filing or effectiveness for a period of not more than 180 days.

                  (d) DBT's registration obligations under this Article 8 shall
(i) be limited to a registration in conformity with the requirements of the 1933 Act, and shall be suspended during such time as such form may not be available for use by the shareholders of DBT Common Stock and (ii) shall be suspended during the pendency of a default by any Shareholder under this Agreement and such suspension shall continue until such time as all of the Shareholders have fully satisfied their obligations hereunder relating to such default.

         SECTION 8.2 REGISTRATION OBLIGATION. When required under Section 8.1 hereof to effect a registration under the 1933 Act covering the registration of the DBT Common Stock to be received by the Shareholders in the Merger for resale by the Shareholders, DBT shall:

                  (a) use its reasonable commercial efforts to cause such registration statement to become effective and keep such registration statement effective for one year (or such shorter period after which DBT Common Stock may be sold by the Shareholders in accordance with the requirements of Rule 144 under the 1933 Act);

                  (b) use its reasonable commercial efforts to prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the 1933 Act;

                  (c) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the DBT Common Stock to be received by them in the Merger;

                  (d) use its reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Shareholders, provided that DBT shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) use its reasonable commercial efforts to maintain the listing of the securities covered by such registration statement on NYSE;

                  (f) notify each Shareholder at any time when the Shareholders must suspend offers or sales of DBT Common Stock under the registration statement, either because the prospectus included in such registration statement is required to be amended for any reason, such as an amendment under the 1933 Act to provide current information, or because the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or because underwriters of DBT Common Stock have insisted on suspension of such offerings and sales in connection with a public offering by DBT of its shares of common stock. DBT shall not be required to inform any Shareholder of the reason for the suspension but shall use its best efforts to enable the Shareholders to recommence offers and sales under the registration statement. Notwithstanding the foregoing and anything to the contrary set forth in this Article 8, each Shareholder acknowledges that there may occasionally be times when DBT must suspend the use of the prospectus included in such registration statement until such time as an amendment to the registration statement has been filed by DBT and declared effective by the SEC, or until such time as DBT has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or until the suspension period may be terminated under the provisions of an underwriting agreement. Each Shareholder hereby covenants that he will not offer or sell any shares of DBT Common Stock pursuant to such prospectus during the period commencing when DBT notifies the Shareholder of the suspension of the use of such prospectus and ending when DBT notifies the Shareholder that he may thereafter effect offers and sales pursuant to such prospectus.

         SECTION 8.3 FURNISH INFORMATION. It is a condition precedent to the obligations of DBT to take any action pursuant to Section 8.1 hereof with respect to the DBT Common Stock of any Shareholder that such Shareholder shall furnish to DBT such information regarding himself, the DBT Common Stock held by him and the intended method of disposition of such securities as shall be required to effect the registration of such Shareholder's DBT Common Stock and as may be required from time to time to keep such registration current.

         SECTION 8.4 EXPENSES OF REGISTRATION. All expenses incurred by or on behalf of DBT in connection with registrations, filings or qualifications pursuant to Section 8.1 hereof, including without limitation all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for DBT, shall be borne by DBT. In no event shall DBT be obligated to bear underwriting, brokerage or related fees, discounts or commissions or the fees or expenses of counsel to the Shareholders.

         SECTION 8.5 FURTHER ASSURANCES. DBT and the Shareholders shall agree to such other reasonable and customary arrangements, undertakings and indemnifications with respect to the registration of the DBT Common Stock to be received by the Shareholders in the Merger as may be requested by any of them, but shall not be obligated to enter into any underwriting arrangements.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given upon (a) personal delivery, (b) transmitter's confirmation of a receipt of a telefax, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or (d) when mailed in the United States by certified mail, postage prepaid, addressed as follows:

         If to DBT or the Surviving Corporation, to:

                  DBT Online, Inc.
                  4530 Blue Lake Drive
                  Boca Raton, FL  33431
                  Attention:  Vice-President and Chief Financial Officer
                  Facsimile No.:   (561) 982-5805

         with a required copy to:

                  DBT Online, Inc.
                  4530 Blue Lake Drive
                  Boca Raton, FL  33431
                  Attention:  Vice President and General Counsel
                  Facsimile No.:   (561) 982-5232

         If to the Shareholders, to:

                  RFT Capital Ventures Limited Partnership
                  P.O. Box 50401
                  Henderson, NV  89016

         and to:

                  Sharon L. Guenther, as
                  Trustee of the Sharon L. Guenther Revocable Living Trust 23800 North 73rd Place
                  Scottsdale, AZ  85255
         with a required copy to:

                  Jeffers, Wilson, Shaff & Falk
                  18881 Von Karman Ave.
                  Suite 1400
                  Irvine, CA 92612
                  Attention: Barry Falk
                  Facsimile No.:  (949) 660-7799

or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or other communication.

         SECTION 9.2 COOPERATION. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 9.3 EXPENSES. DBT has and will pay the fees, expenses and disbursements of DBT and Newco and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and the Shareholders (and neither the Company nor any Subsidiary) have and will pay the fees, expenses and disbursements of the Shareholders, the Company, the Subsidiaries and their agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement.

         SECTION 9.4 GOVERNING LAW: CONSENT TO JURISDICTION AND VENUE. Except as otherwise expressly provided in this agreement or related agreements, in all respects, including all matters of construction, validity and performance, this agreement and the obligations set forth hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Florida applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Except as otherwise provided in this agreement, and to the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection with this agreement, shall be tried and litigated only in the State and Federal courts located in the County of Palm Beach, State of Florida. The parties, to the extent they may legally do so, waive any right each may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this section and stipulate that the State and Federal Courts located in the County of Palm Beach, State of Florida shall have IN PERSONAM jurisdiction and venue over such party for the purpose of litigating any such dispute, controversy, or proceeding arising out of related to this agreement. To the extent permitted by law, service of process, sufficient for personal jurisdiction in any action against the shareholder may be made by registered or certified mail, return receipt requested, to its address indicated in this agreement. Each Shareholder agrees that any final judgment rendered against him in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         SECTION 9.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures hereto and thereto were upon the same instrument.

         SECTION 9.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

         SECTION 9.7 ENTIRE AGREEMENT. This Agreement, which includes the Schedules and the Exhibits hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

         SECTION 9.8 MISCELLANEOUS. Nothing in this Agreement express or implied is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. Neither this Agreement, nor any of the rights, interests or obligations hereunder may be assigned, directly or indirectly, including without limitation by operation of law, by any of the Shareholders without the prior written consent of DBT. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                      DBT ONLINE, INC.



                                      By: /s/ Thomas J. Hoolihan
                                          --------------------------------------
                                          Name:     Thomas J. Hoolihan
                                          Title:    Vice President



                                      DBT ACQUISITION, INC.


                                      By: /s/ Timothy M. Leonard
                                          --------------------------------------
                                          Name:     Timothy M. Leonard
                                          Title:    President

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      I.R.S.C., INC.



                                      By: /s/ Jack H. Reed
                                          --------------------------------------
                                          Name:     Jack H. Reed
                                          Title:    Chairman



                                      RFT CAPITAL VENTURES LIMITED
                                      PARTNERSHIP


                                      By: /s/ Jack H. Reed
                                          --------------------------------------
                                          Name: Jack H. Reed, as co-trustee of
                                          the Reed Family Trust, and in his
                                          individual capacity

                                      By: /s/ Mary Reed
                                          --------------------------------------
                                          Name: Mary Reed, as co-trustee of the
                                          Reed Family Trust, and in her
                                          individual capacity

                                      By: /s/ Jack H. Reed
                                          --------------------------------------
                                          Name: Jack H. Reed, as President of
                                          Marjak Consulting, Inc., a Nevada
                                          Corporation


                                      SHARON L. GUENTHER, AS TRUSTEE OF THE
                                      SHARON L. GUENTHER REVOCABLE LIVING TRUST


                                      By:
                                          --------------------------------------
                                          Name: Sharon L. Guenther, and in her
                                          individual capacity

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      I.R.S.C., INC.



                                      By:
                                          --------------------------------------
                                          Name:     Jack H. Reed
                                          Title:    Chairman



                                      RFT CAPITAL VENTURES LIMITED
                                      PARTNERSHIP


                                      By:
                                          --------------------------------------
                                          Name: Jack H. Reed, as co-trustee of
                                          the Reed Family Trust, and in his
                                          individual capacity

                                      By:
                                          --------------------------------------
                                          Name: Mary Reed, as co-trustee of the
                                          Reed Family Trust, and in her
                                          individual capacity

                                      By:
                                          --------------------------------------
                                          Name: Jack H. Reed, as President of
                                          Marjak Consulting, Inc., a Nevada
                                          Corporation


                                      SHARON L. GUENTHER, AS TRUSTEE OF THE
                                      SHARON L. GUENTHER REVOCABLE LIVING TRUST


                                      By: /s/ Sharon L. Guenther
                                          --------------------------------------
                                          Name: Sharon L. Guenther, and in her
                                          individual capacity